EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED








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                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

            J. Scott Pidcock Joins American Bank's Board of Directors

Allentown, PA, November 18, 2004 - American Bank (NasdaqSC: AMBK), serving the Lehigh Valley community in eastern Pennsylvania, today announced the addition of
J. Scott Pidcock to its Board of Directors. Mr. Pidcock is principal of The Pidcock Company, an Allentown, Pennsylvania consulting firm specializing in civil engineering, architecture, land planning, and land surveying. As principal of The Pidcock Company, Mr. Pidcock, a registered architect and professional engineer, is responsible for the firm's institutional, land planning and architectural projects.

Mr. Pidcock holds a Bachelor of Science degree with honors from Lafayette College, Master of Architecture and Master of Structural Engineering degrees from the University of Virginia, and a Master of Arts in Religion (Philosophical Theology) degree from Yale University Divinity School. Mr. Pidcock is also a member of Moravian Academy Board of Trustees and Executive Committee and of the Yale University School Board of Advisors.


CONTACTS: Mark W. Jaindl, President & CEO         Mary Garza, Marketing Director
          Phone:   (610) 366-1800                 Phone:   (610) 973-8143